SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (date of earliest event reported): June 22, 2009

COMMONWEALTH BIOTECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Virginia	001-13467	56-1641133
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

601 Biotech Drive

Richmond, Virginia 23235

(Address of principal executive offices)

Registrant’s telephone number, including area code: (804) 648-3820

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On June 22, 2009, the registrant completed the issuance of an aggregate principal amount of $369,950 of subordinated notes (the “Notes”) convertible into shares of the registrant’s common stock, without par value per share (“Common Stock”), to 6 institutional investors (the “Investors”). The Notes mature on December 31, 2009, and have an interest rate of 8% per annum. The registrant will pay any interest and principal on the maturity date. Prior to maturity, a holder of a Note may convert such Note into shares of the registrant’s Common Stock at a conversion price of $0.50 per share. The purchase price for the Notes was paid by the partial surrender of certain outstanding promissory notes and deemed payment of interest in connection therewith. According to the registrant’s transfer agent, on June 22, 2009, the registrant had issued and outstanding 7,416,896 shares of common stock. The amount of common stock underlying the Notes represents less than 9.99% of the registrant’s issued and outstanding common stock on June 22, 2009.

The registrant has filed copies of the material agreements related to this private placement as exhibits to this Current Report on Form 8-K.

ITEM 3.02	UNREGISTERED SALES OF EQUITY SECURITIES.

See response to Item 1.01.

The registrant issued the securities in this transaction in a private placement exempt from federal securities registration pursuant to Section 4(2) of the Securities Act of 1933, as amended, and Regulation D promulgated thereunder.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS.

(a)	Financial statements of businesses acquired.

Not Applicable.

(b)	Pro forma financial information.

Not Applicable.

(c)	Shell company transactions.

Not Applicable.

(d)	Exhibits.

4.1	Form of Convertible Promissory Note

10.1	Subscription Agreement, dated as of June 22, 2009, by and among the registrant and the subscribers referenced therein.

10.2	Form of Escrow Agreement, by and among the registrant, the subscribers referenced therein, and Grushko & Mittman, P.C., as escrow agent.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

COMMONWEALTH BIOTECHNOLOGIES, INC.

	By:	/s/ Richard J. Freer, Ph.D.
Richard J. Freer, Ph.D.
Chief Operating Officer
Dated: June 22, 2009

EXHIBIT INDEX

Number	Description of Exhibit
4.1	Form of Convertible Promissory Note

10.1	Subscription Agreement, dated as of June 22, 2009, by and among the registrant and the subscribers referenced therein.

10.2	Form of Escrow Agreement, by and among the registrant, the subscribers referenced therein, and Grushko & Mittman, P.C., as escrow agent.